                                    BY-LAWS
                                    -------

                                      OF
                                      --

                    BLUE RIDGE TEXTILE MANUFACTURING, INC.
                    --------------------------------------

                              ARTICLE I- OFFICES
                              ------------------



The office of the Corporation shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.


                       ARTICLE II - MEETING SHAREHOLDERS
                       ---------------------------------

Section 1 - Annual Meetings:
----------------------------

The annual meeting of the shareholders of the Corporation shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:
-----------------------------

Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten per cent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Law of the State of Georgia ("Corporation Law").

Section 3 - Place of Meetings.
-----------------------------

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings:
-------------------------------

(a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law, Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares to the Georgia Business Corporation Code, the notice of such

                                   By-Laws-1
meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears in the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 - Quorum:
------------------

(a) Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting,

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6 - Voting:
-------------------


(a) Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or, by Articles of Incorporation, at each meeting of shareholders, each shareholder of record of shares of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered on his name on the books of the Corporation.

(c) Each shareholder entitled to vote or express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been

                                   By-Laws-2
executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.


                       ARTICLE III - BOARD OF DIRECTORS
                       --------------------------------

Section 1 - Number, Election and Term of Office
-----------------------------------------------

(a) The number of the directors of the Corporation shall be three (3), unless and until otherwise determined by vote of a majority of the entire Board of Directors. The number of Directors shall not be less than three, unless all of the outstanding shares are owned beneficially and of record by less than three shareholders, in which event the number of directors shall not be less than the number of shareholders.

(b) Except as may otherwise be provided herein for in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

Section 2 - Duties and Powers:
------------------------------

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

Section 3 - Annual and Regular Meetings; Notice:
------------------------------------------------

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders at the place of such annual meeting of shareholders.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

                                   By-Laws-3

c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in Paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:
-------------------------------------

(a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by
Section 8 of this Article III, need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairman:
---------------------

At all meetings of the Board of Directors the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the Directors shall preside.

Section 6 - Quorum and Adjournments:
------------------------------------

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

                                   By-Laws-4

Section 7 - Manner of Acting:
-----------------------------

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Articles of Incorporation, or these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

Section 8 - Vacancies:
----------------------

Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filed by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 9 - Resignation:
------------------------

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt hereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10 - Removal:
---------------------

Any director may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

Section II - Salary:
--------------------

No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   By-Laws-5

Section 12 - Contracts:
-----------------------

(a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 13 - Committees:
------------------------

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.


                            ARTICLE IV  - OFFICERS
                            ----------------------

Section 1 - Number, Qualifications, Election and Term of Office:
----------------------------------------------------------------



(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more officers may be held by the same person, except the offices of President and Secretary.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.


(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor has been elected and qualified, or until his death, resignation or removal.

                                   By-Laws-6

Section 2 - Resignation:
------------------------

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:
--------------------

Any officer may be removed, either with or without cause, and a successor elected by the Board at any time.

Section 4 - Vacancies:
----------------------

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

Section 5 - Duties of Officers:
-------------------------------

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officer of the Corporation.

Section 6 - Sureties and Bonds:
-------------------------------

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:
-----------------------------------------

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

                                   By-Laws-7

                         ARTICLE V -  SHARES OF STOCK
                         ----------------------------

Section 1 - Certificate of Stock:
---------------------------------

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or any Assistant Secretary, and may bear the corporate seal.


(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:
-------------------------------------------

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion nay require, the Board of Directors may, in it discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares:
--------------------------------

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

                                   By-Laws-8

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:
------------------------

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

Section 5 - Restrictions on Transfers:
--------------------------------------

(a) If any shareholder shall desire to sell or transfer any part shares of stock in the Corporation, the shareholder shall first offer to sell the shares to the Corporation at a price per share equal to the then book value of each of the shares as of the last day of calendar month next preceding the date the shares are offered for sale. Book value shall be determined by the independent accountant for the Corporation and such valuation shall be in accordance with generally accepted accounting principles consistent with the method of accounting then employed by the Corporation and shall be binding upon the parties.

(b) The offer to sell shall be communicated in writing by the selling shareholder to the Board of Directors of the Corporation and to all other Shareholders and the Corporation shall have a period of thirty (30) days after receipt of such notice in which to exercise its right to purchase the shares at a price determined as above. If the Corporation shall refuse or neglect to notify the selling shareholder in writing of its intention to purchase the shares within the thirty (30) day period, or if the Corporation is prohibited by law from making such a purchase or redemption, the selling shareholder shall then notify in writing the other shareholders of the intention to sell and the number of shares offered for sale and the other shareholders shall have an additional period thirty (30) days within which to accept the offer to sell upon the same terms and conditions as offered to the Corporation, each of the other shareholders having the right to purchase the number of shares owned by the selling shareholder equal to such purchasing shareholders' proportionate ownership of the Corporation immediately prior to the receipt of such offer to sell.

                                   By-Laws-9

(c) If neither the Corporation nor the other shareholders elect to purchase the shares, the shareholder desiring to sell or transfer shares shall be free to sell to any other person or corporation free of any restrictions provided herein; provided, however, that such sale or transfer shall not be on terms less favorable to the selling shareholder unless the less favorable terms are re-offered to the Corporation and/or the other shareholders as provided above. If the sale or transfer to any other person or Corporation is not completed within ninety (90) days after the expiration of the periods of time set forth in this By-Law the selling shareholder must, before making any subsequent sale or transfer, re-offer the shares to the Corporation and/or the other shareholders as herein provided.

(d) The closing of the sale and transfer of such shares to the Corporation or to the other shareholders of the Corporation shall take place within sixty (60) days after the acceptance of the selling shareholders' offer to sell and the purchase price so determined shall be paid by the purchasers to the seller. Simultaneously with such payments, the stock of the selling shareholder shall be delivered to the purchaser in such form as to effectively transfer such shares, at which time such selling shareholders' rights as a shareholder of the Corporation shall cease to exist as to the shares so transferred.

(e) On the death of a shareholder, the Corporation shall purchase and the estate or personal representative of the deceased shareholder shall sell the decedent's stock in the Corporation for a consideration equal to the book value of such stock as established by the accountant for the Corporation as provided above. In the event the Corporation is then prohibited by law from making such purchase or redemption of the decedent's shares of stock in the Corporation, the then surviving shareholders of the Corporation shall purchase and the decedent's estate shall sell all of the shares of stock owned by the decedent at the same price and upon the same terms and conditions as set forth above. In the event of the survival of two or more shareholders of the Corporation; each shall be jointly and severally liable to the decedent's estate for the purchase price, but as between them they shall share such liability in the ratio that the number of the shares of stock respectively owned by them at the time of the decedents' death bears to the aggregate number of such shares and the shares of stock owned by the decedent's estate shall, in like manner be apportioned between them based upon their proportionate ownership of the shares of stock of the Corporation at the date of the decedent's death. The closing of the sale and purchase of the shares by the Corporation or, in the event of its inability to complete the purchase, by the surviving shareholders, shall be made within ninety (90) days after the date of the deceased shareholder's death and the purchase price shall be paid to the estate of the decedent under the terms of this By-Law. In making the valuation of the shares, the accountants for the Corporation shall determine the book value as herein provided as of the end of the calendar month next preceding the date of the decedent's death.

(f) No shareholder of the Corporation shall sell or offer to sell to a person not a party to an agreement incorporating the terms of this By-Law nor transfer or assign any right, title or interest in or to any stock, nor shall the heirs, personal representatives, successors, or assigns make any such sale or transfer of such shares after the death of any of the shareholders except in accordance with the terms and conditions of this By-Law. Certificates of stock subject to this By-Law shall be endorsed to clearly indicate that the certificate of stock is subject to a stock purchase restriction

                                   By-Laws-10
between its owners, the issuing corporation, and the other shareholders thereof, and is transferable only in accordance with the restriction.

(g) In the event a shareholder ceases, regardless of the reason, to be an employee of Coyne Textile Services, that shareholder's stock shall be disposed of in the same manner and under the same terms and conditions as is provided for in Section 5(e) above.

(h) This By-Law shall be null and void upon the occurrence of any of the following events: (a) cessation of the Corporation business or enterprise during the lifetime of the shareholders; (b) bankruptcy or receivership or dissolution of the Corporation; (c) death of all of the shareholder simultaneously or within a period of thirty (30) days, one from the other, or (d) a mutual agreement of termination executed by all of the shareholders of the Corporation and shown in the minute book.


                            ARTICLE VI - DIVIDENDS
                            ----------------------

Subject to applicable laws, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

                           ARTICLE VII - FISCAL YEAR
                           -------------------------

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

                         ARTICLE VIII - CORPORATE SEAL
                         -----------------------------

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.


                            ARTICLE IX - AMENDMENTS
                            -----------------------


Section 1 - By Shareholders:
---------------------------

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of directors.

Section 2 - By Directors:
------------------------

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with

                                   By-Laws-11
respect thereto as in this Article IX above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

     The undersigned Incorporator certifies the foregoing by-laws have been adopted as the first by-laws of the Corporation, in accordance with the requirements of the Corporation Law.

Dated:  October 22, 1992
        ----------------


                                               /s/ Raymond T. Ryan
                                      -------------------------------------
                                               Incorporator



                                   By-Laws-12